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                                                                   Exhibit 3.161

                                     BYLAWS

                                       OF

                        TIFTON MANAGEMENT SERVICES, INC.

                                    ARTICLE I

                                     OFFICES

     1.01. The registered agent and office of TIFTON MANAGEMENT SERVICES, INC. (the "Corporation") shall be such registered agent and office as shall from time to time be established pursuant to the articles of incorporation, as amended from time to time, of the Corporation (the "Charter") or by resolution of the Board of Directors of the Corporation (the "Board").

     1.02. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.01. Meetings of Shareholders of the Corporation (the "Shareholders") for any purpose may be held at such place, within or without the State of Georgia, as shall be fixed from time to time by the Board, or, if the Board has not so specified, then at such place as may be fixed by the person or persons calling the meeting.

     2.02. An annual meeting of the Shareholders shall be held at such date and time as shall be fixed from time to time by the Board, at which they shall elect a Board, and transact such other business as may properly be brought before the meeting.

     2.03. At least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at said meeting arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder who may be present.

     2.04. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Charter, or these bylaws, may be called by the President, a

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majority of the Board, or the holders of not less than ten percent of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

     2.05. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at the meeting.

     2.06. The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, the Charter, or these bylaws. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall nevertheless have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At an adjourned session at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.07. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of the Corporation having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of any applicable statute, the Charter, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     2.08. Each outstanding share of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, unless otherwise provided by statute or the Charter. At any meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Shareholder or by his or her duly authorized attorney-in-fact, such writing bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting need not be by written ballot unless required by the Charter or by vote of the Shareholders present at the meeting.

     2.09. The Board may fix in advance a record date for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board, the date upon which the notice of the meeting is mailed shall be the record date.


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     2.10. Any action required by statute to be taken at a meeting of the
Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Shareholders.

     2.11. Subject to the provisions required or permitted by statute or the Charter for notice of meetings, Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

     3.01. The business and affairs of the Corporation shall be managed by the Board who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these bylaws directed or required to be exercised or done by the Shareholders.

     3.02. The initial Board shall be as stated in the Charter. Thereafter, the number of directors which shall constitute the full Board shall be as determined from time to time by resolution of the Board or by the Shareholders at the annual meeting or a special meeting called for that purpose, but no decrease shall have the effect of shortening the term of an incumbent director. Directors need not be Shareholders or residents of the State of Georgia. The directors shall be elected at the annual meeting of the Shareholders, except as hereinafter provided, and each director elected shall hold office until his or her successor shall be elected and shall qualify.

     3.03. At any meeting of Shareholders called expressly for such purpose, any director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors. If any vacancies occur in the Board caused by death, resignation, retirement, disqualification, or removal from office of any director or otherwise, a majority of the directors then in office, though less than a quorum, may choose a successor or successors or a successor or successors may be chosen at a special meeting of Shareholders called for that purpose; and each successor director so chosen shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of Shareholders called for that purpose or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the Shareholders.


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     3.04. Whenever the holders of any class or series of shares of the
Corporation are entitled to elect one or more directors by the provisions of the Charter, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Charter.

     3.05. At each election for directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such Shareholder for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principle.

                         Executive and Other Committees

     3.06. The Board, by resolution adopted by a majority of the Board, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, including the authority to declare dividends and to authorize the issuance of shares of the Corporation, to the extent permitted by law. Committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                              Meetings of Directors

     3.07. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Georgia.

     3.08. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     3.09. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     3.10. Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail, telecopy, or overnight courier; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors. Except as may be otherwise expressly provided by statute, the Charter, or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting needs to be specified in a notice or waiver of notice.


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     3.11. At all meetings of the Board the presence of a majority of the full
Board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Charter or by these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.12. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

     3.13. Subject to the provisions required or permitted by statute or the Charter for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in and hold a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                            Compensation of Directors

     3.14. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                     NOTICES

     4.01. Whenever under the provisions of any applicable statute, the Charter or these bylaws, notice is required to be given to any director or Shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given by mail, postage prepaid; addressed to such director or Shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.

     4.02. Whenever any notice is required to be given to any Shareholder or director of the Corporation under the provisions of any applicable statute, the Charter or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.


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                                    ARTICLE V

                                    OFFICERS

     5.01. The officers of the Corporation shall be elected by the directors and shall include a Chairman of the Board, a President, a Treasurer and a Secretary. The Board may also, at its discretion, elect a Vice Chairman of the Board, one or more Executive Vice Presidents or Vice Presidents and a Treasurer. Such other officers, including assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person.

     5.02. The Board at its first meeting after each annual meeting of Shareholders shall choose a Chairman of the Board and, at its discretion, a Vice Chairman of the Board, from its members; and a President, a Treasurer, a Secretary, and such other officers, including assistant officers, and agents as may be deemed necessary, none of whom need be a member of the Board.

     5.03. The Board may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     5.04. The salaries of all officers and agents of the Corporation shall be fixed by the Board. Unless so fixed by the Board each officer of the Corporation shall serve without remuneration.

     5.05. Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any officer or agent elected or appointed by the Board may be removed at any time by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

                              Chairman of the Board

     5.06. The Chairman of the Board shall preside at all meetings of the shareholders and the Board. He shall be ex-officio a member of all standing committees. The Chairman shall have such other and further responsibility as may from time-to-time be assigned by the Board.

                             Chief Executive Officer

     5.07. The Board may by resolution designate one of the executive officers enumerated in Section 5.01 to serve as Chief Executive Officer.

                           Vice-Chairman of the Board


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     5.08. The Vice-Chairman of the Board shall have duties assigned by the
Board and shall preside in the absence of the Chairman, at all meetings of the Shareholders and the Board. He shall be ex-officio a member of all standing committees.

                                  The President

     5.09. The President shall be the chief operating and executive officer of the Corporation, shall have the general powers and duties of oversight, supervision and management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall be an ex-officio member of all standing committees of the Board.

                     The Secretary and Assistant Secretaries

     5.10. The Secretary shall attend all sessions of the Board and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be.

     5.11. Each Assistant Secretary shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

                                  The Treasurer

     5.12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

     5.13. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board may prescribe or as the President may from time to time delegate.

     5.14. If required by the Board, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     5.15. Each Assistant Treasurer shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.


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                                  Other Offices

     5.16. Any Executive Vice President, Vice President, or other officer elected by the Board shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

     6.01. Certificates in such form as may be determined by the Board shall be delivered representing all shares to which Shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the name of the Corporation, the name to whom the certificate is issued, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value, and that the Corporation is organized under the laws of Georgia. Each certificate shall be signed by either the President or any Vice President then in office and by either the Secretary, an Assistant Secretary, or any Treasurer then in office, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the Corporation or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. Whenever the Corporation shall be authorized to issue more than one class of stock, there shall be (1) set forth conspicuously upon the face or back of each certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and (b) if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each series so far as the same have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of subsequent series; or (2) stated conspicuously on the face or back of the certificate that (a) such a statement is set forth in the Charter on file in the office of the Secretary of State of Georgia and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge upon request to the Corporation at its principal place of business or registered office. Whenever the Corporation by the Charter has limited or denied the preemptive rights of Shareholders to acquire unissued or treasury shares of the Corporation, each certificate (1) shall conspicuously set forth upon the face or back of such certificate a full statement of the limitation or denial of preemptive rights contained in the Charter, or (2) shall conspicuously state on the face or back of the certificate that (a) such statement is set forth in the Charter on file in the office of the Secretary of State of Georgia and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge upon request to the Corporation at its principal place of business or registered office. If any restriction on the transfer or the registration of the transfer of shares shall be imposed or agreed to by the Corporation, as permitted by law, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the


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face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under the Georgia Corporation Act, that such document is on file in the office of the Secretary of State of Georgia and contains a full statement of such restriction.

                                Lost Certificates

     6.02. The Board may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               Transfer of Shares

     6.03. Upon presentation to the Corporation or the transfer agent of the Corporation with a request to register the transfer of a certificate representing shares duly endorsed and otherwise meeting the requirements for transfer specified by Georgia law, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer as requested.

                             Registered Shareholders

     6.04. Prior to due presentment for transfer, the Corporation may treat the registered owner of any share or shares of stock as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all rights and powers of an owner.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    Dividends

     7.01. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board at any regular or special meeting of the Board or by any committee of the Board so authorized. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of any applicable statute or the Charter. The Board may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than fifty days prior to the payment date of such dividend, or the Board may close the stock transfer books for such


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purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board, the date upon which the Board adopts the resolution declaring such dividend shall be the record date.

                                    Reserves

     7.02. There may be created by resolution of the Board out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

     7.03. All checks or demands for money and notes of the Corporation shall be signed by such officer car officers or such other person or persons as the Board may from time to time designate.

                       Execution of Contracts, Deeds, Etc.

     7.04. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                                   Fiscal Year

     7.05. The fiscal year of the Corporation shall be fixed by resolution of the Board.

                              Voting of Securities

     7.06. Unless otherwise directed by the Board, the President shall have full power and authority on behalf of the Corporation to attend, vote and act, and to execute and deliver in the name and on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend, vote and act, at any meeting of security holders of any corporation in which the Corporation may hold securities and to execute and deliver in the name and on behalf of the Corporation any written consent of security holders in lieu of any such meeting, and at any such meeting he, or the agent or the attorney-in-fact duly authorized by him, shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation as the owner thereof might have possessed or exercised if present. The Board may by resolution from time to time confer like power upon any other person or persons.

                                 Indemnification

     7.07 (a) Subject to any limitation which may be contained in the Charter, the Corporation shall to the full extent permitted by law, indemnify any person who was, is, or is


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threatened to be made a named defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, arbitral, administrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is affect any right of any person otherwise entitled to indemnification by virtue of this Section 7.07 at the time of such repeal or modification.

                                  ARTICLE VIII

                                   AMENDMENTS

     8.01. The Board may amend or repeal these bylaws or adopt new bylaws, unless:

          (1) the Charter or statute reserves the power exclusively to the Shareholders in whole or part; or

          (2) the Shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal such bylaw.

     8.02. Unless the Charter or a bylaw adopted by the Shareholders provides otherwise as to all or some portion of the Corporation's bylaws, the Shareholders may amend, repeal, or adopt bylaws of the Corporation even though such bylaws may also be amended, repealed or adopted by the Board.


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                                   BY-LAWS OF

                            JOHN R. VAUGHN, JR., P.C.

                                   ARTICLE ONE

                                     OFFICES

     1.1 The address of the registered office of the corporation is John R. Vaughn, Jr., P.C., 620 Rockmont Drive, N.E., Atlanta, Georgia; and the name of the registered agent at this address is Dr. John R. Vaughn, Jr.

                                   ARTICLE TWO

                                  CAPITAL STOCK

     2.1 Certificates of stock shall be numbered consecutively in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. In an appropriate place in the corporate records shall be entered the name of the person owning the shares, the number of shares, and the date of issue. Certificates of stock exchanged or returned shall be cancelled by the Secretary and placed in the corporate records. Certificates of stock shall bear the following Notice:

                                     "NOTICE

          SHARES IN THIS PROFESSIONAL CORPORATION MAY ONLY BE ISSUED TO, HELD BY, OR TRANSFERRED TO A PERSON WHO IS LICENSED TO PRACTICE THE PROFESSION FOR WHICH THE CORPORATION IS ORGANIZED AND WHO, UNLESS DISABLED, IS ACTIVELY ENGAGED IN SUCH PRACTICE, EXCEPT AS OTHERWISE PROVIED IN SECTION 5 OF THE GEORGIA PROFESSIONAL CORPORATION ACT. SHARES STANDING IN THE NAME OF A DISQUALIFIED OR RETIRED PERSON, OR IN THE NAME OF THE PERSONAL REPRESENTATIVE OF A DECEASED PERSON, EXCEPT DURING THE HOLDING PERIOD PROVIDED IN SECTION 5 OF THIS ACT, ARE VOID."

     2.2 Transfers of stock shall be made on the stock books of the corporation by the holder in person or by power of attorney, or by surrender of the old certificate for such shares, duly assigned.

     2.3 The holders of the common stock shall be entitled to one vote for each share of stock standing in their name.


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     2.4 Certificates of stock shall be issued, held, transferred, redeemed and cancelled in strict conformity with the requirements of the Georgia Professional Corporation Act.

                                  ARTICLE THREE

                             SHAREHOLDERS' MEETINGS

     3.1 The annual meeting of shareholders of the corporation shall be held within or without the State of Georgia at such place and time as may from time to time be fixed by the Board of Directors.

     3.2 At all meetings of shareholders, any holder of common stock shall be entitled to cast one vote for each share of common stock held by such shareholder, either in person or by written proxy.

     3.3 Special meetings of the shareholders may be called at any time by the President or any holder or holders of as much as ten percent (10%) of the outstanding capital stock of the corporation upon five days' notice, either mailed to the last known address or personally given to each shareholder. Notice of a special meeting may be waived by instrument in writing. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

     3.4 Notice of any special meeting of shareholders shall in general terms state the purpose or purposes for which the meeting is called.

     3.5 At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day.

     3.6 Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE FOUR

                                    DIRECTORS

     4.1 Subject to these by-laws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.


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

     4.2 The Board of Directors shall consist of one member who shall be elected at an annual meeting of the shareholders and serve for a term of one year and until their successors are elected. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

     4.3 The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant.

     4.4 The Directors shall meet annually following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any one of the Directors then holding office on five days' notice. Notice of any such meeting may be waived by instrument in writing. Notice shall be deemed given on the third day after mailing via U.S. first class mail such notice to any director at his address as shown on the records of the corporation. Attendance in person at such meeting shall constitute a waiver of notice thereof. The signature of any Director approving the minutes of any meeting of the Board of Directors, entered thereon, shall be effective to the same extent as if such Director had been present at such meeting. Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

     4.5 Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent which may be in the form of minutes of a meeting in writing, setting forth the action so taken, shall be signed by all of the Directors.

                                  ARTICLE FIVE

                                    OFFICERS

     5.1 The officers of the corporation shall consist of a President, a Secretary and a Treasurer. The officers shall be elected by the Directors and shall serve at the pleasure of the Board of Directors.

     5.2 The President shall be the chief executive officer of the corporation and shall have general and active management of the operation of the corporation. He shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation, general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages or other contracts under the seal of the corporation. He shall only borrow money on behalf of the corporation pursuant to authority which may be general authority from the Board of Directors. The President shall have the authority to institute or defend legal proceedings when the Directors are deadlocked.


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

     5.3 The Secretary shall keep minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

     5.4 The Treasurer shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation's financial affairs to the President.

     5.5 Assistants to the Secretary and Treasurer and one or more Vice Presidents may be appointed by and shall have such duties as shall be delegated to them by the President or the Board of Directors.

                                   ARTICLE SIX

                                      SEAL

     6.1 The seal of the corporation shall be in such form as the Board of Directors may from time to time determine, and shall initially be in the following form:


                                        ----------------------------------------
                                        Corporate Seal
                                        Fulton County, Georgia

In the event it is inconvenient to use such a seal at any time, the signature of the company followed by the word "Seal" enclosed in parentheses or scroll, shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these by-laws or by the President or by the Board of Directors.

                                  ARTICLE SEVEN

                                    AMENDMENT

     7.1 These by-laws may be amended at any meeting of the shareholders by the affirmative vote of a majority of those present at any meeting of the shareholders of the corporation, or may be amended unanimously by the Board of Directors provided that such amendment shall be ineffective after the date of the next meeting of the shareholders unless approved at that meeting by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the corporation represented at such next meeting.


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

                                  ARTICLE EIGHT

                                  REIMBURSEMENT

     8.1 Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                                  ARTICLE NINE

                             EMPLOYEE BENEFIT PLANS

     9.1 The corporation hereby establishes one or more of the following Employee Benefit Plans: (1) a pension plan; (2) a profit sharing plan; (3) a sick pay plan; (4) a medical expense plan; or (5) other fringe benefit or incentive compensation plans.

                                   ARTICLE TEN

                                 INDEMNIFICATION

     10.1 Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or of a similar position for another corporation, partnership, joint venture, trust or other enterprise at the request of this corporation, shall be indemnified by this corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding shall be indemnified against all expense (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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

     10.2 Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the by-laws or by any of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (b) resolution adopted by a majority of a quorum of the board of directors who have incurred expenses in connection with such action, suit or proceeding, (c) resolution adopted by a majority of a quorum of the stockholders entitled to vote at any meeting, or (d) order of any court having jurisdiction over the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers and employees of the corporation and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification or reimbursement under any by-law, agreement, vote of stockholders, provision of law, insurance policy, or otherwise, as well as their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the board of directors as fully as though such person had been a director, officer or employee of the corporation.

     10.3 A disinterested majority of the board of directors of this corporation or a majority of a quorum of the stockholders entitled to vote at a meeting shall be authorized to pay to any person entitled to indemnification under this Article, all actual expenses incurred in connection with such action, suit or proceeding during the pendancy thereof.

     10.4 It is the intention of this corporation that this Article of the By-Laws of this corporation and the indemnification hereunder shall extend to the maximum indemnification possible under the laws of the State of Georgia, and if any one or more words, phrases, clauses, sentences, or section of this Article should be held unenforceable for any reason, all remaining portions of this Article shall remain of full force and effect.

     10.5 No contract or other transaction between this Corporation and any other firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are interested in or are members, shareholders, governors, directors or officers of such firm, association or corporation; and no contract, act or transaction of this Corporation with any individual firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are parties to or interested in such contract, act or transaction or are in any way connnected with such individual, firm, association or corporation. Each individual who may become a member of the Board of Directors of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with this Corporation for the benefit of himself or any firm, association or corporation in which he may in any way be interested.


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